UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):
December 12, 2022

BGSF, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BGSF	NYSE

EXPLANATORY NOTE

BGSF, Inc. (the “Company” or “we” or “us”) filed a Current Report on Form 8-K, with the Securities and Exchange Commission on December 14, 2022 (the “Original Filing”) to report the completion of its acquisition of substantially all of the assets, and assumption of certain of the liabilities, of Horn Solutions, Inc. and Horn Solutions Dallas, LLC (collectively “Horn Solutions”), pursuant to an Asset Purchase Agreement, dated December 12, 2022, by and between the Company, BG Professional, LLC, Horn Solutions, and Gary Horn. In the Original Filing, we stated that required financial statements and pro forma financial information would be filed by amendment within seventy-one (71) calendar days from the date that the Original Filing was required to be filed. This Form 8-K/A is being filed to amend Item 9.01 of the Original Filing to provide the required financial statements and pro forma financial information described under Item 9.01 below. No other amendments are being made to the Original Filing.

Item 9.01    Financial Statements and Exhibits

(a)Financial statements of businesses acquired

The audited consolidated financial statements of Horn Solutions, Inc. and Horn Solutions Dallas, LLC. as of and for the year ended December 31, 2021, and unaudited consolidated financial statements as of and for the nine months ended September 30, 2022, and the notes thereto, are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b)Pro forma financial information

The unaudited pro forma combined balance sheet as of September 25, 2022, the unaudited pro forma combining statements of operations and comprehensive income for the nine months ended September 25, 2022, the unaudited pro forma combining statements of operations and comprehensive income for the twelve months ended December 26, 2021, and the notes thereto, are filed as Exhibit 99.3 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(d) Exhibits

2.1    ASSET PURCHASE AGREEMENT dated as of December 12, 2022, by and between BGSF Professional, LLC and BGSF, Inc. and HORN SOLUTIONS, INC., HORN SOLUTIONS DALLAS, LLC, and Gary Horn (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 14, 2022).

10.1    SECOND AMENDMENT TO CREDIT AGREEMENT, by and among BGSF, Inc., the Guarantors party hereto, the Lenders party hereto and BMO Harris Bank N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and as a lender (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 14, 2022).

23.1Consent of Independent Auditors.

99.1Press Release, dated December 12, 2022 (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 14, 2022).

99.2Audited consolidated financial statements of Horn Solutions, Inc. and Horn Solutions Dallas, LLC., as of and for the year ended December 31, 2021, and unaudited consolidated financial statements as of September 30, 2022, and for the nine months ended September 30, 2022, and the notes thereto.

99.3Unaudited pro forma combined balance sheet as of September 25, 2022, the unaudited pro forma combining statements of operations and comprehensive income for the nine months ended September 25, 2022, the unaudited pro forma combining statements of operations and comprehensive income for the twelve months ended December 26, 2021, and the notes thereto.

104.D    Cover page Interactive Data File (embedded within the Inline XBRL document)

*          Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The Company hereby agrees to furnish a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGSF, INC.

Date:    February 27, 2023     /s/ Dan Hollenbach

Name:    Dan Hollenbach
Title:    Chief Financial Officer and Secretary

Exhibit 23.1
Consent of Independent Auditors

We have issued our report dated February 27, 2023, with respect to the consolidated financial statements of Horn Solutions, Inc. and Horn Solutions Dallas, LLC., as of and for the year ended December 31, 2021, included in this Current Report of BGSF, Inc. on Form 8-K/A. We consent to the incorporation by reference in the Registration Statement No. 333-259971 on Form S-3, and No. 333-251192, No. 333-251193, No. 333-218869, and No. 333-193014 on Form S-8 of BGSF, Inc., of such report.

/s/ Whitley Penn LLP
Dallas, Texas
February 27, 2023

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of
BGSF, Inc.

Opinion

We have audited the consolidated financial statements of Horn Solutions, Inc. and Horn Solutions Dallas, LLC (the “Company”), which comprise the consolidated balance sheet as of December 31, 2021, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Whitley Penn LLP

Dallas, Texas
February 27, 2023

Horn Solutions, Inc.
CONSOLIDATED BALANCE SHEETS

ASSETS
	September 30, 2022	December 31, 2021
	(unaudited)
Current assets
Cash and cash equivalents	$6,604,440	$5,651,750
Accounts receivable (net of allowance for credit losses of $78,656 and $121,373 for 2022 and 2021, respectively)	3,901,683	3,513,363
Prepaid expenses	160,639	211,107
Total current assets	10,666,762	9,376,220
Property and equipment, net	-	-
Receivable from officer	40,000	40,000
Deposits	85,020	84,881
Total assets	$10,791,782	$9,501,101

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$415,604	$386,520
Accrued payroll and related cost	1,636,179	876,217
Total current liabilities	2,051,783	1,262,737
Notes payable to stockholders	925,000	925,000
Lease liabilities	216,826	227,625
Total liabilities	3,193,609	2,415,362

Stockholders' Equity
Class A voting common stock	35,000	35,000
Class B nonvoting common stock	18,500	18,500
Treasury stock, at cost	(19,730)	(19,730)
Retained earnings	7,564,403	7,051,969
Total stockholders' equity	7,598,173	7,085,739
Total liabilities and stockholders' equity	$10,791,782	$9,501,101

The accompanying notes are an integral part of these consolidated financial statements.

Horn Solutions, Inc.
CONSOLIDATED STATEMENTS OF INCOME

	For the nine-month period ended September 30, 2022	For the year ended December 31, 2021
	(unaudited)

Revenues	$22,947,837	$23,135,042
Gross profit	12,104,141	13,168,246
	10,843,696	9,966,796
Selling, general and administrative expenses	7,936,116	9,016,668
Operating income	2,907,580	950,128
Interest expense, net	20,146	56,213
Income from continuing operations	2,887,434	893,915
Gain on forgiveness of payroll protection plan loans	-	5,237,000
Net income	$2,887,434	$6,130,915

The accompanying notes are an integral part of these consolidated financial statements.

Horn Solutions, Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Year Ended December 31, 2021
And
For the Nine-months Ended September 30, 2022 (unaudited)

	Class A Voting Common Stock		Class B Nonvoting Common Stock
	Shares	Par Value	Shares	Par Value	Treasury Stock	Retained Earnings	Total
Balance at December 31, 2020	35,000	$ 35,000	17,500	$ 18,500	$ (19,730)	$ 2,831,054	$ 2,864,824
Net income	-	-	-	-	-	6,130,915	6,130,915
Distributions to stockholders	-	-	-	-	-	(1,910,000)	(1,910,000)
Balance at December 31, 2021	35,000	35,000	17,500	18,500	(19,730)	7,051,969	7,085,739
Net income (unaudited)	-	-	-	-	-	2,887,434	2,887,434
Distributions to stockholders (unaudited)	-	-	-	-	-	(2,375,000)	(2,375,000)
Balance at September 30, 2022 (unaudited)	35,000	$ 35,000	17,500	$ 18,500	$ (19,730)	$ 7,564,403	$ 7,598,173
The accompanying notes are an integral part of these consolidated financial statements.

Horn Solutions, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the nine-month period ended September 30, 2022	For the year ended December 31, 2021
	(unaudited)
Cash flows from operating activities
Net income	$2,887,434	$6,130,915
Adjustments to reconcile net income to net cash provided by operating activities
Gain on forgiveness of payroll protection plan loans	-	(5,237,000)
Depreciation	8,555	-
Net changes in operating assets and liabilities:
Accounts receivable	(388,320)	(1,287,583)
Prepaid expenses	50,468	(83,731)
Deposits	(139)	(4,684)
Accounts payable and accrued expenses	29,084	241,938
Accrued payroll and related costs	759,962	140,986
Lease liabilities	(10,799)	177,608
Net cash provided by operating activities	3,336,245	78,449

Cash flows used in investing activities
Capital expenditures	(8,555)	-

Cash flows (used in) from financing activities
Stockholder distributions	(2,375,000)	(1,910,000)
Proceeds from payroll protection plan loan	-	2,000,000
Net cash flows provided by financing activities	(2,375,000)	90,000

Net change in cash and cash equivalents	952,690	168,449
Cash and cash equivalents at beginning of period	5,651,750	5,483,301
Cash and cash equivalents at end of period	$6,604,440	$5,651,750

The accompanying notes are an integral part of these consolidated financial statements.

Horn Solutions, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

Horn Solutions, Inc. and Horn Solutions Dallas, LLC (collectively the "Company") provide consulting, project loan staff, interim staff, direct hire, and managed services through three complementary business units, strategic accounting and finance, information technology, and transactional accounting and office staffing. The Company provides services to clients in a variety of industries including, but not limited to energy, financial services, healthcare, real estate and construction, service, manufacturing, and software industries.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company include the accounts of Horn Solutions, Inc. and Horn Solutions Dallas, LLC. All significant intercompany transactions and balances are eliminated in consolidation. Horn Solutions, Inc. is an S corporation, and Horn Solutions Dallas, LLC is treated as a partnership for federal income tax purposes, consequently federal income taxes are owed by the owners of the Company. The Company makes periodic distributions to its owners. The distributions are for both general distribution of earnings, and distributions for purposes of making Federal income tax payments.

The financial statements of the Company are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) basis. The Company has not adopted Accounting Standards Codification 842 - Leases (“ASC 842”) as the required adoption date is January 1, 2022, for annual financial statements.

Management Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates affecting the financial statements include allowances for credit losses. The Company believes these estimates and assumptions are reliable. However, these estimates and assumptions may change in the future based on actual experience as well as market conditions.

We continue to monitor the global economic uncertainty as a result of coronavirus (“COVID-19”) and its variants to assess the impact on the Company’s results of operations, financial condition, and liquidity. Actual results and outcomes may differ from management’s estimates and assumptions.

Financial Instruments

The carrying values of cash and cash equivalents, accounts receivables, prepaid expenses, accounts payable, accrued liabilities, and other current assets and liabilities approximate their fair values because of the short-term nature of these instruments.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

Horn Solutions, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentration of Credit Risk

Concentration of credit risk is limited due to the Company’s diverse client base and their dispersion across many different industries. No single client accounted for more than 10% of the Company’s revenue in 2022 (unaudited). One single client accounted for 11% of the Company’s revenue in 2021. One single client accounted for more than 11% of the Company’s accounts receivable as of September 30, 2022 (unaudited), and no client accounted for more than 10% as of December 31, 2021. Substantially all of the Company’s revenue is from operations in Texas. Consequently, weakness in economic conditions in this region could have a material adverse effect on the Company’s financial position and results of future operations.

Accounts Receivable
The Company extends credit to its clients in the normal course of business. Accounts receivable represent unpaid balances due from clients. The Company maintains an allowance for credit losses for expected losses resulting from clients’ non-payment of balances due to the Company. The Company’s determination of the allowance for uncollectible amounts is based on management’s judgments and assumptions, including general economic conditions, portfolio composition, prior loss experience, evaluation of credit risk related to certain individual clients, and the Company’s ongoing examination process. Receivables are written off after they are deemed to be uncollectible after all reasonable means of collection have been exhausted. Recoveries of receivables previously written off are recorded when received. The Company will continue to actively monitor the impact of COVID-19 on expected credit losses.

Changes in the allowance for credit losses for the nine-months and year ended, are as follows:

	September 30, 2022	December 31, 2021
(unaudited)
Beginning balance	$ 121,373	$ 129,723
Provision for credit losses, net	-	-
Amounts written off, net	(42,717)	(8,350)
Ending balance	$ 78,656	$ 121,373

Property and Equipment

As of September 30, 2022, and December 31, 2021, property and equipment and leasehold improvements were fully depreciated. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization, are removed from the accounts, and any gains or losses are reflected in current operations.

Leases

The Company leases all of their space through operating leases, which expire at various dates through 2028. The lease arrangements may require the Company to pay real estate taxes, insurance, and certain maintenance costs, which are accounted for separately. Certain of the Company’s lease arrangements contain renewal provisions for five (5) years, exercisable at the Company's option. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company’s operating lease expense is recognized on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses.

ASC 842 is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, and requires that all right-of-use assets and related lease liabilities are recorded on the balance sheet. The Company is planning to adopt ASC 842, on January 1, 2022. The Company will adopt ASC 842 using a modified retrospective approach for all leases existing at January 1, 2022. All of the Company’s real estate leases are operating leases. The most significant impact will be the recognition of the right-of-use asset and the lease liability for these operating leases.

Horn Solutions, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

The Company derives its revenues from continuing operations in providing professional staffing services (consulting, project loan staff, interim staff, direct hire, and managed services). Revenues are recognized when services are delivered to clients, in an amount of the consideration the Company expects to receive in exchange for those services. Revenues presented represent income from services rendered to clients less sales adjustments and allowances.

Consulting, project loan staff, interim staff, and managed services revenues – Revenues for these services are recognized when the services have been performed.

Direct hire revenues – Revenues from direct hire services are generally recognized when the client has presented the candidate with a written offer and the candidate has accepted the offer in writing.

When the placement candidates do not stay for the guarantee period, the client generally has the option of replacing the candidate or receiving a refund (the refund varies from a full refund to a reduced refund depending on the agreement with the client). When the Company is required to make a refund, it is recorded as a reduction to direct hire revenue when the refund is requested. Historically, the Company has not had significant refunds.

Payment terms in the Company's contracts vary by the type and location of its clients and the workforce solutions offered. The term between invoicing and when payment is due is not significant. There were no unsatisfied performance obligations as of December 31, 2021. There were no revenues recognized during 2021 related to performance obligations satisfied or partially satisfied in previous periods. There are no contract costs capitalized. The Company did not recognize any contract impairments during 2021.

Disaggregated revenue – Revenues were derived from the following sources for the nine-months and year ending:

	September 30, 2022	December 31, 2021
	(unaudited)
Projects	$18,545,189	$20,125,532
Direct Hire	3,812,053	2,664,153
Conversion Fees	590,595	345,357
Total revenue	$22,947,837	$23,135,042

Substantially all of the Company’s revenue is from operations in Texas.

Cost of Services

Direct costs of consulting, project loan staff, interim staff, and managed service personnel consist of professional staff payroll, payroll taxes and benefit costs in the case of employees and gross fees paid in the case of subcontractors and are recognized when the related services are delivered to clients.

Advertising

The Company recognizes advertising expense in selling, general and administrative expenses as the services are incurred. Total advertising expense was $59,983 (unaudited) and $87,644 for the nine-months ended September 30, 2022, and year ended December 31, 2021, respectively.

Horn Solutions, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Gain on forgiveness of payroll protection plan loans

The Company received loans from Amegy Bank, as lender, pursuant to the Paycheck Protection Program of the CARES Act, as administered by the U.S. Small Business Administration (the “SBA”) (“PPP Loans”) in the amount of $3,237,000 on April 15, 2020, and $2,000,000 on February 3, 2021. The Company was notified of the forgiveness of the $3,237,000 PPP Loan by the SBA on May 27, 2021, including all principal and accrued interest. The Company was notified of the forgiveness of the $2,000,000 PPP Loan by the SBA on July 21, 2021, including all principal and accrued interest. The Company elected to account for the PPP Loans in accordance with ASC 470 - Debt.

Income Taxes

Horn Solutions, Inc. is an S corporation, and all of its income is required to be reported on the individual stockholders’ federal income tax returns. An S corporation is not a taxpaying entity for federal income tax purposes. Horn Solutions Dallas, LLC is treated as a partnership for federal income tax purposes, and all of its income is required to be reported on the separate members’ federal income tax returns. Accordingly, no federal income tax expense has been recorded in the financial statements.

The Company did not incur any penalties or interest related to its state tax returns during the year ended December 31, 2021, or nine-months ended September 30, 2022 (unaudited).

Under the centralized partnership audit rules effective for tax years beginning after 2017, the Internal Revenue Service (“IRS”) assesses and collects underpayments of tax from the partnership instead of from each partner. The partnership may be able to pass the adjustments through to its partners by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules.

Recent Accounting Pronouncements

In November 2021, ASU No. 2021-10, Government Assistance: Disclosures by Business Entities about Government Assistance. The ASU provides for additional reporting details for entities that receive Government funds. Additional disclose will include the type of assistance, the method for accounting used, and the effect of the assistance on the company's financial statements. The guidance was effective December 15, 2021, and once adopted, may be applied prospectively to Government funds received through December 31, 2022. The PPP Loans were forgiven because the Company demonstrated to the satisfaction of the SBA that it had complied with the requirements of the Paycheck Protection Program of the CARES Act and its related regulations, including specifically its qualification for receipt of the proceeds and its required use of the proceeds of the PPP Loans. While the SBA has publicly announced that it has reserved the right to audit all elements of compliance with the Paycheck Protection Program of the CARES Act, the Company believes that it is in full compliance and has concluded that the PPP Loans represent, in substance, funds provided under a government grant. The Company has recognized the forgiveness of the PPP Loans in the consolidated statement of income ended December 31, 2021, as “Gain on forgiveness of payroll protection plan loans” in accordance with ASC 470 – Debt.

Horn Solutions, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - PROPERTY AND EQUIPMENT, NET

Property and equipment as of:

	September 30, 2022	December 31, 2021
	(unaudited)
Leasehold improvements	$13,875	$5,320
Furniture and fixtures	312,463	312,463
Computer systems	17,933	17,933
	344,271	335,716
Accumulated depreciation	344,271	335,716
Property and equipment, net	$—	$—

Depreciation expense in 2022 was $8,555 and was zero in 2021.

NOTE 4 – LEASES

The Company leases office space through operating leases, which expire at various dates through August 2028 and contain renewal provisions for five years, exercisable at the Company’s option. These lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Minimum fixed rental payments are recognized on a straight-line basis over the life of the lease as costs and expenses in selling, general and administrative expenses. The Company’s leases provide for fixed rental payments plus real estate taxes, insurance and other expenses. Rent expense was $420,572 (unaudited) and $549,948 for the nine-months ended September 30, 2022, and year ended December 31, 2021, respectively.

The undiscounted annual future minimum office lease payments consist of the following at:

	September 30, 2022	December 31, 2021
	(unaudited)
2022	$87,957	$351,031
2023	361,392	361,392
2024	372,236	372,236
2025	383,356	383,356
2026 and thereafter	595,552	595,552
Total lease payments	$1,800,493	$2,063,567

NOTE 5 – ACCRUED PAYROLL AND RELATED COST

Accrued payroll and related cost are as follows:

	September 30, 2022	December 31, 2021
	(unaudited)
Payroll and related costs	$908,191	$360,408
Commissions	477,218	265,039
Vacation benefits	250,770	250,770
	$1,636,179	$876,217

Horn Solutions, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - DEBT

The Company has two revolving credit unsecured promissory notes payable to two of its shareholders with outstanding balances totaling $925,000 as of September 30, 2022, and December 31, 2021. No borrowings or payments were made under these notes during 2022 or 2021. The notes are due on February 18, 2023. Interest at 6% is paid monthly. Total interest paid was $20,146 (unaudited) and $56,213 for the nine-months ended September 30, 2022, and year ended December 31, 2021, respectively.

NOTE 7 – EQUITY

Horn Solution Inc.’s authorized capital stock consists of 1,000,000 shares of common stock, no par value, divided into 700,000 shares of Class A voting stock and 300,000 shares of Class B nonvoting stock.

The Company makes periodic tax distributions to its shareholders.

Class A voting stock

Issued and outstanding shares of Class A voting stock have the right to vote and share equally in the rights to dividends and liquidation proceeds with all other classes of stock. 35,000 shares of Class A stock are issued and outstanding.

Class B nonvoting stock

Issued and outstanding shares of Class B nonvoting stock have no voting rights and share equally in the rights to dividends and liquidation proceeds with all other classes of stock. 17,000 shares of Class B stock are issued and outstanding.

Treasury stock

The Company holds 500 shares of Class B nonvoting stock as treasury stock that are shown separately as a deduction from total equity.

Non-controlling interest

Horn Solutions, Inc. holds a 90% membership interest in Horn Solutions Dallas, LLC; the remaining 10% membership interest is owned by a member of the Company’s senior management.  The noncontrolling interest of $74,882 (unaudited) and ($36,187) is included in Retained Earnings on the Company’s balance sheet at September 30, 2022, and December 31, 2021, respectively.

NOTE 8 - CONTINGENCIES

The Company is engaged from time to time in legal matters and proceedings arising out of its normal course of business. The Company establishes a liability related to its legal proceedings and claims when it has determined that it is probable that the Company has incurred a liability and the related amount can be reasonably estimated. If the Company determines that an obligation is reasonably possible, the Company will, if material, disclose the nature of the loss contingency and the estimated range of possible loss, or include a statement that no estimate of the loss can be made.

The Company insures against, subject to and upon the terms and conditions of various insurance policies, claims or losses from workers’ compensation, general liability, automobile liability, property damage, professional liability, fiduciary liability, fidelity losses, crime, and cyber risk. Under the Company's bylaws, the Company’s directors and officers are indemnified against certain liabilities arising out of the performance of their duties to the Company.

Horn Solutions, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - RELATED PARTY TRANSACTIONS

In addition to the promissory notes payable to two of its shareholders discussed in Note 6, the Company made payments totaling $126,701 (unaudited) for insurance premiums during 2022 and $136,240 for insurance premiums during 2021 to an independent insurance agency owned by a family member of an owner of the Company. The amounts paid to the agency were as invoiced by the insurance underwriters as the premiums for the given policies. Commissions, if any, earned by the agency were paid by the underwriters. As of September 30, 2022 (unaudited), and December 31, 2021, the $40,000 receivable from an officer was unsecured and interest-free with no fixed repayment term.

NOTE 10 - RETIREMENT PLAN

Defined Contribution Plan

The Company provides a defined contribution plan (the “401(k) Plan”) for the benefit of its eligible employees. The 401(k) Plan allows participants to make contributions subject to applicable statutory limitations. The Company matches participants contributions 25% of salary deferrals up to the first 4% of an employee’s eligible compensation. The Company contributed $79,167 (unaudited) and $96,346 to the 401(k) Plan for the nine-months ended September 30, 2022, and year ended December 31, 2021, respectively.

NOTE 11 - SUBSEQUENT EVENTS

On December 12, 2022, the Company entered into an Asset Purchase Agreement (“APA”) with BGSF, Inc. and its subsidiary BGSF Professional, LLC (together, “BGSF”), pursuant to which the Company sold to BGSF substantially all of the assets of the Company.

The purchase price of $42.7 million was paid at closing with $33.9 million in cash and $3.4 million of BGSF, Inc. common stock (254,455 shares of common stock privately placed under Section 4(a)(2) of the Securities Act of 1933, as amended, based upon the volume weighted average closing price of BGSF, Inc.’s shares for the ten business days prior to closing), as well as a two-year convertible promissory note of $4.4 million with an annual interest rate of 6%, with accrued and unpaid interest paid quarterly. The promissory note is convertible into shares of BGSF, Inc. common stock at any time after the one-year anniversary of the promissory note’s issuance date at a conversion price equal to $17.12 per share. The promissory note is subordinate to BGSF’s senior debt. An additional portion of the purchase price, $1 million in cash, was held back as partial security for a post-closing purchase price adjustment, which is expected to fund in March 2023.

Subsequent events have been evaluated through February 27, 2023, the date the financial statements were available for use.

ITEM 9.01 (b) - PRO FORMA FINANCIAL INFORMATION

Introduction to the Unaudited Pro Forma Combined Balance Sheet and Combining Statements of Operations and Comprehensive Income

On December 12, 2022, BGSF, Inc. (the “Company” or “BGSF”), through its subsidiary BGSF Professional, LLC, acquired substantially all of the assets, and assumed certain of the liabilities, of Horn Solutions, Inc. and Horn Solutions Dallas, LLC (collectively “Horn Solutions”), pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), dated December 12, 2022, by and between the Company, BGSF Professional, LLC, Horn Solutions, and Gary Horn (the “Selling Person”).

Horn Solutions, with offices in Houston, Dallas, and Austin, Texas, focuses on Strategic Finance & Accounting, Transactional Accounting & Business Administration, as well as Information Technology. Horn Solutions also offers support services in consulting, loan staff for projects, interim and staff augmentation, direct hire and managed services.

The purchase price of $42.659 million was paid at closing with $33.940 million in cash and $3.351 million of the Company common stock (254,455 shares of the Company common stock privately placed under Section 4(a)(2) of the Securities Act of 1933, as amended, based upon the volume weighted average closing price of the Company’s shares for the ten business days prior to closing), as well as a two-year convertible promissory note of $4.368 million with an annual interest rate of 6%, with accrued and unpaid interest to be paid quarterly. The promissory note is convertible into shares of the Company common stock at any time after the one-year anniversary of the promissory note at a conversion price equal to $17.12 per share. The promissory note is subordinate to the Company’s senior debt. An additional portion of the purchase price, $1 million in cash, was held back as partial security for a post-closing purchase price adjustment, which is expected to fund in March 2023.

The Purchase Agreement contains a provision for a “true up” of acquired working capital within 120 days after the closing date.

The acquisition of Horn Solutions allows BGSF to strengthen and expand its finance and accounting operations across the country with talent and project management services.

The Unaudited Pro Forma Combined Balance Sheet represents the historical balance sheet of BGSF giving effect to the asset purchase agreement as if it had been consummated on September 25, 2022. The Unaudited Pro Forma Combining Statements of Operations and Comprehensive Income for the fiscal period then ended represents the historical statement of operations as if the acquisition had been consummated the beginning of BGSF's fiscal 2021 year and nine-month fiscal period ended September 25, 2022.

You should read this information in conjunction with the:

•Accompanying notes to the Unaudited Pro Forma Combined Balance Sheet and Unaudited Pro Forma Combining Statements of Operations and Comprehensive Income.

•Separate historical financial statements and footnotes of BGSF, included in BGSF’s annual report on Form 10-K for the fiscal year ended December 26, 2021, as filed March 10, 2022.

•Separate historical financial statements and footnotes of BGSF, included in BGSF’s quarterly report on Form 10-Q for the fiscal quarter ended September 25, 2022, as filed November 3, 2022.

•Separate historical financial statements and footnotes of Horn Solutions, included in this Current Report on Form 8- K/A as of and for the year ended December 31, 2021, and unaudited financial statements as of and for the nine-months ended September 30, 2022.

We present the unaudited pro forma combined and combining financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position would have been had we completed the acquisition on the dates indicated nor is it necessarily indicative of what our operating results actually would have been had we completed the acquisition on any future date or for any future period. In addition, the unaudited pro forma combined and combining financial information does not purport to project the future financial position or operating results of BGSF.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of September 25, 2022, and September 30, 2022
for
BGSF and Horn Solutions, respectively

ASSETS	BGSF	Horn Solutions	Pro Forma Adjustments				Pro Forma Combined
Current assets
Cash and cash equivalents	$—	$6,604,440	$(6,604,440)	(a)	$—		$—
Accounts receivable, net	64,349,769	3,901,683	—		—		68,251,452
Prepaid expenses	1,560,962	160,639	—		—		1,721,601
Other current assets	4,901,926	—	—		533,596	(b)	5,435,522
Total current assets	70,812,657	10,666,762	(6,604,440)		533,596		75,408,575

Property and equipment, net	1,599,410	—	—		83,234	(k)	1,682,644

Other assets
Deposits	3,051,912	—	—		—		3,051,912
Other assets	3,333,384	125,020	(40,000)	(a)	—		3,418,404
Deferred income taxes, net	4,483,332	—	—		—		4,483,332
Right-of-use asset - operating leases	2,700,049	—	—		1,528,073	(c)	4,228,122
Intangible assets, net	34,141,514	—	—		13,926,585	(d)	48,068,099
Goodwill	29,141,883	—	—		26,113,625	(e)	55,255,508
Total other assets	76,852,074	125,020	(40,000)		41,568,283		118,505,377
Total assets	$149,264,141	$10,791,782	$(6,644,440)		$42,185,113		$195,596,596

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Long-term debt, current portion	$—	$—	$—		$4,000,000	(f)	$4,000,000
Accrued interest	260,771	—	—		—		260,771
Accounts payable	587,726	415,604	—		—		1,003,330
Accrued payroll and expenses	16,557,575	1,636,179	—		—		18,193,754
Contingent consideration, current portion	1,059,606	—	—		—		1,059,606
Lease liability, current portion	1,608,632	—	—		304,586	(c)	1,913,218
Other current liabilities	3,495,075	—	—		1,000,000	(g)	4,495,075
Income taxes payable	216,778	—	—		—		216,778
Total current liabilities	23,786,163	2,051,783	—		5,304,586		31,142,532

Line of credit, net	27,004,467	—	—		(5,966,400)	(h)	21,038,067
Long-term debt, less current portion	—	925,000	(925,000)	(a)	40,368,000	(f)	40,368,000
Contingent consideration, less current portion	—	—	—		—		—
Lease liability, less current portion	1,564,520	216,826	(216,826)	(a)	1,223,486	(c)	2,788,006
Other long-term liabilities	15,307	—	—		—		15,307
Total liabilities	52,370,457	3,193,609	(1,141,826)		40,929,672		95,351,912

Preferred stock	—	—	—		—		—
Common stock	67,107	33,770	(33,770)	(i)	2,544	(j)	69,651
Additional paid in capital	63,317,793	—	—		3,348,456	(j)	66,666,249
Retained earnings	33,508,784	7,564,403	(5,468,844)	(i)	(2,095,559)	(i)	33,508,784
Total stockholders’ equity	96,893,684	7,598,173	(5,502,614)		1,255,441		100,244,684
Total liabilities and stockholders’ equity	$149,264,141	$10,791,782	$(6,644,440)		$42,185,113		$195,596,596

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
For the fiscal nine-months Ended September 25, 2022, and nine-months Ended September 30, 2022 for
BGSF and Horn Solutions, respectively

	BGSF	Horn Solutions	Pro Forma Adjustments				Pro Forma Combined
Revenues	$221,139,315	$22,947,837	$—		$—		$244,087,152
Cost of services	144,649,246	12,104,141	—		—		156,753,387
Gross profit	76,490,069	10,843,696	—		—		87,333,765
Selling, general and administrative expenses	60,000,459	7,927,561	(949,000)	(b)	(135,000)	(a)	66,844,020
Depreciation and amortization	2,966,264	8,555	—		—	(c)	5,602,819
Operating income	13,523,346	2,907,580	(949,000)		(2,493,000)		14,886,926
Interest expense, net	718,594	20,146	(20,146)	(e)	986,000	(d)	1,704,594
Income from continuing operations before income taxes	12,804,752	2,887,434	(969,146)		(3,479,000)		13,182,332
Income tax expense (benefit) from continuing operations	2,960,868	—	892,000	(f)	(804,000)	(d)	3,048,868
Income from continuing operations	9,843,884	2,887,434	77,146		(2,675,000)		10,133,464
Income from discontinued operations, net of tax	13,784,786	—	—		—		13,784,786
Net income	$23,628,670	$2,887,434	$77,146		$(2,675,000)		$23,918,250

Change in unrealized gains (losses) on cash flow hedges	(58,311)	—	—		—		(58,311)
Other comprehensive gain (loss)	(58,311)	—	—		—		(58,311)
Net comprehensive income	$23,570,339	$—	$—		$—		$23,859,939

Net income per share - basic:
Continuing operations	$0.94						$0.95
Discontinued operations	$1.32						$1.32
Net income per share - basic	$2.26						$2.27

Net income per share - diluted:
Continuing operations	$0.93						$0.95
Discontinued operations	$1.32						$1.32
Net income per share - basic	$2.25						$2.27

Weighted average shares outstanding:
Basic	10,464,549						10,719,004
Diluted	10,510,874						10,765,329

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
For the fiscal year Ended December 26, 2021, and calendar year Ended December 31, 2021 for
BGSF and Horn Solutions, respectively

	BGSF	Horn Solutions	Pro Forma Adjustments				Pro Forma Combined
Revenues	$239,027,177	$23,135,042	$—		$—		$262,162,219
Cost of services	158,086,274	13,168,246	—		—		171,254,520
Gross profit	80,940,903	9,966,796	—		—		90,907,699

Selling, general and administrative expenses	65,115,223	9,016,668	(1,265,000)	(b)	(170,000)	(a)	72,696,891
Gain on contingent consideration	(2,402,844)	—	—		—		(2,402,844)
Depreciation and amortization	3,698,329	—	—		3,504,000	(c)	7,202,329
Operating income	14,530,195	950,128	1,265,000		(3,334,000)		13,411,323

Interest expense, net	1,432,733	56,213	(56,213)	(e)	783,000	(d)	2,215,733
Income from continuing operations before income taxes	13,097,462	893,915	1,321,213		(4,117,000)		11,195,590
Gain on forgiveness of payroll protection plan loans	—	5,237,000	(5,237,000)	(f)	—		—
Income tax expense (benefit) from continuing operations	2,639,587	—	446,000	(g)	(830,000)	(g)	2,255,587
Income from continuing operations	10,457,875	6,130,915	(4,361,787)		(3,287,000)		8,940,003
Income from discontinued operations, net of tax	3,651,603	—	—		—		3,651,603
Net income	$14,109,478	$6,130,915	$(4,361,787)		$(3,287,000)		$12,591,606

Change in unrealized (gains) losses on cash flow hedges	(181,205)	—	—		—		(181,205)
Other comprehensive (gain) loss	(181,205)	—	—		—		(181,205)
Net comprehensive income	$ 14,290,683	$—	$—		$—		$ 12,772,811

Net income per share - basic:
Continuing operations	$1.01	$0.84
Discontinued operations	$0.35	$0.35
Net income per share - basic	$1.36	$1.19

Net income per share - diluted:
Continuing operations	$1.00	$0.84
Discontinued operations	$0.35	$0.35
Net income per share - basic	$1.35	$1.19

Weighted average shares outstanding:
Basic	10,367,054	10,621,509
Diluted	10,416,610	10,671,065

    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

The Unaudited Pro Forma Combined Balance Sheet and Unaudited Pro Forma Combining Statements of Operations and Comprehensive Income include the accounts of both companies. For the 2022 statement of operations of BGSF, the historical amounts represent the thirty-nine (39) week period ended September 25, 2022. For the 2022 statement of operations of Horn Solutions, the historical amounts represent the nine-month calendar period ended September 30, 2022. For the 2021 statement of operations of BGSF, the historical amounts represent the fiscal year ended December 26, 2021. For the 2022 statement of operations of Horn Solutions, the historical amounts represent the calendar year ended December 31, 2021. All significant intercompany transactions and balances have been eliminated in consolidation.

NOTE 2 - PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

(a)To eliminate assets and liabilities not assumed
(b)To record estimated working capital adjustment
(c)To record lease right-of-use assets and related lease liability i/a/w ASC 842 - Leases
(d)To record customer list and non-compete intangibles
(e)To record goodwill
(f)To record senior term loan and seller note payable
(g)To record hold back liability in connection with the Purchase Agreement
(h)To record reduction in revolver from funding of senior term loan
(i)To eliminate equity of Horn Solutions
(j)To record issuance of BGSF common stock
(k)To record estimated fair market value of furniture and equipment

NOTE 3 - PRO FORMA COMBINING STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME ADJUSTMENTS

(a)To adjust lease expense i/a/w ASC 842 - Leases
(b)To eliminate non-recurring expenses primarily related to employees not continuing post close per the Purchase Agreement
(c)To record amortization of customer list
(d)To record interest expense on senior debt and seller note
(e)To eliminate interest on Horn Solutions debt
(f)To eliminate the Gain on forgiveness of payroll protection plan loans which resulting from a non-assumed liability per the Purchase Agreement
(g)To record the tax effect of Horn Solutions income and adjustments

NOTE 4 – PURCHASE PRICE ALLOCATION and INTANGIBLE ASSETS

BGSF is currently in the process of completing a valuation of the identifiable intangible assets and determining the final working capital adjustment, if any. The allocation of such assets and the related deferred tax consequences, if any, may change.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following table presents the latest unaudited preliminary allocation of purchase price as of the date of this Current Report on Form 8-K/A, based upon the closing balance sheet of Horn Solutions on December 11, 2022. The preliminary purchase price has been allocated to the assets acquired and liabilities assumed as of the date of acquisition as follows:

Accounts receivable	$3,734,000
Other current assets	118,000
Property and equipment	83,000
Right-of-use asset - operating leases	1,528,000
Intangibles	13,927,000
Goodwill	26,061,000
Liabilities assumed	(3,326,000)
Total net assets acquired	$42,125,000

Cash	$34,940,000
Stock	3,351,000
Note	4,368,000
Estimated working capital adjustment	(534,000)
Total fair value of consideration transferred for acquired business	$42,125,000

The unaudited preliminary allocation of the intangible assets is as follows:

	Estimated Fair Value	Estimated Useful Lives
Covenants not to compete	$50,000	5 years
Client partnership list	13,877,000	10 years
Total	$13,927,000